Analyst and Investor Day February 24, 2023 Exhibit 99.1

Forward-Looking Statements Certain statements contained in this presentation, other than statements of historical fact, are "forward-looking" statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “pro forma,” or “anticipates,” or other similar words (including their use in the negative), or by discussions of future matters. These forward-looking statements include, without limitation, statements regarding the timing, progress and results of preclinical studies and clinical trials for our product candidates; our product development plans and strategies; plans and expectations with respect to regulatory filings and approvals; the potential benefits and market opportunity for our product candidates and technologies; expectations regarding future events under collaboration and licensing agreements, as well as our plans and strategies for entering into further collaboration and licensing agreements; expectations regarding our future financial position and results of operations; our expected cash runway; and expected benefits of our reprioritizing. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and historical results should not be considered as an indication of future performance. These risks and uncertainties include, among others, risks inherent in the development and regulatory approval process for novel therapeutics; the fact that future preclinical and clinical results/data may not be consistent with initial or preliminary results/data or results/data from prior preclinical studies or clinical trials; potential delays in development timelines, including delays in clinical trials; the potential impact of the COVID-19 pandemic; our reliance on third parties for development and manufacturing activities; changes in competitive products or in the standard of care; the risk of early termination of collaboration agreements; the risk that our proprietary rights may be insufficient to protect our product candidates or that we could infringe the proprietary rights of others; the fact that we will need additional capital and such capital may not be available on acceptable terms or at all; and changes in laws and regulations. Other factors that may cause our actual results to differ from current expectations are discussed in our filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Caution should be exercised when interpreting results from separate trials involving separate product candidates. There are differences in the clinical trial design, patient populations, follow-up times, and the product candidates themselves. These forward-looking statements are based on information available to, and expectations of, Ambrx as of the date of this presentation. Ambrx disclaims any obligation to update these forward-looking statements, except as may be required by law. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ARX788 Anti-HER2 ADC for Patients with Post-Enhertu HER2+ Metastatic Breast

Efficacy Signal Seen in Post-Enhertu Patients with ARX788 In October 2022, Ambrx strategically reprioritized its pipeline and paused further internal development of ARX-788, while seeking partnership ACE-Breast-03 study - Clinical study evaluating ARX788 in metastatic HER+ breast cancer (mBC) post-Enhertu and post-Kadcyla stopped enrollment of new patients ACE-Pan-Tumor-01 study - Clinical study evaluating ARX788 in multiple cancer types, including mBC; stopped enrollment of new patients Patients who were already enrolled continued to be treated and evaluated Preliminary data from these two studies shows anti-tumor activity in post-Enhertu, post-Kadcyla and HER2 low patients Data is in a small number of patients and some responses are unconfirmed Data anticipated to be presented at future medical meetings Completed study (ACE-Breast-01) demonstrates robust response rate in the HER2 metastatic breast cancer (mBC) (next slide) Data published in Clinical Cancer Research (2022) and presented at San Antonio Breast Cancer Conference 2021

Enhertu changed the breast cancer ADC landscape, but 24.2% of patients on Enhertu progress within 12 months No post-Enhertu data supporting the effectiveness of Kadycla and/or Tukysa potentially creates a new large market opportunity with no standard of care

Post-Enhertu Market Could be a Billion Dollar Opportunity

Estimated Drug treated patients in 3L+ (ie, 3L or later) HER2+ BC: 10,000 to > 14,000, depending on source

- 9,800 drug-treated patients per DRG, March 2020 report; estimate for 2028, 7MM
- >14,000 patients per HER2 competitors Roche and AstraZeneca estimates of patient populations published in their investor materials (Sep, 2020 (Roche) and Jun, 2022 (AstraZeneca))

Assuming price is in line with Trodelvy (~$25,000 for 4 wks) and similar PFS (~ 6 mo) equates to $150,000 per patient per course

Assuming 50% lower pricing ex-US, this translates into a potential market opportunity greater than $1B in annual peak sales

Further upside is possible if Enhertu is approved in 1L (ongoing Destiny-Breast 09 study), which may open opportunity for ARX788 in the 2L setting

6 | © 2023 Ambrx Biopharma Inc. All rights reserved.

AMBRX

Rationale for Continuing Evaluation of ARX788 in post-Enhertu mBC Patients Preliminary data from paused studies provide rationale for anti-tumor activity in post-Enhertu and post Kadcyla, as well as HER2 low patients Completed study (ACE-Breast-01) demonstrates robust response rate in the HER2 metastatic breast cancer (mBC) Data published in Clinical Cancer Research (2022) and presented at San Antonio Breast Cancer Conference 2021 ARX788 kills cancer cells with a different payload than Enhertu Presentation at ESMO 22 from Mosele et al. assessing resistance to Enhertu concluded that: “Whereas HER2 expression decreased at progression on T-DXd, there is no robust evidence that T-DXd uptake reduction is the dominant mechanism of resistance” supporting the notion that a HER2-targetted ADC with a different payload should have efficacy High unmet medical need post Enhertu in HER2+ and HER2 low mBC Post-Enhertu market could be a multi-billion dollar opportunity  Cost to evaluate ARX788 in post-Enhertu HER+ mBC patients outweighed by potential upside value creation

Planned Phase 2 Study of Approximately 30 Patients Post-Enhertu

Amend existing ACE-Breast-03 protocol and submit to FDA (approx. 3-month process)

- Leverage existing / open clinical trial sites in ACE-Breast-03 to enable quicker study start
- Patients with no more than 3 prior lines of therapy and recent assessment of HER2+ status
- Approximate study costs are $20M - $30M

If clinical signal of ~20-30% ORR, expand into a registration-enabled study


HER2+ metastatic Breast Cancer Post Enhertu (T-DXd)
R
2:1
ARX788 1.5 mg/kg Q3W (N=20)
Physician's choice of SOC (N=10)

Primary endpoint: ORR
Secondary: PFS, OS, DoR

Estimated enrollment timeline 18 months from FPFD

8 | © 2023 Ambrx Biopharma Inc. All rights reserved.

AMBRX

ARX517 Anti-PSMA ADC for Prostate and Other Cancers

ARX517 - APEX-01 Phase 1 Trial Design Dose Expansion in metastatic-castration resistant prostate cancer (mCRPC) (Up to 40 Subjects) MTD or RP2D Expansion 0.32 mg/kg C1 0.64 mg/kg C2 1.07 mg/kg C3 1.4 mg/kg C4 1.7 mg/kg C5 2.0 mg/kg C6 2.4 mg/kg C7 Objectives Primary Safety Tolerability MTD RP2D Secondary Radiographic Response PSA Response (PSA30, PSA50, PSA90) Dose Escalation Q3W Dosing i3+3 Design (16-36 Patients) Promising early safety and efficacy signal observed No drug-related SAEs, no DLTs for all Cohorts evaluated (as of 2/16/23) In Cohort 6 (2.0 mg/kg dose), confirmed responses in the first 3 patients with a greater than 50% reduction in PSA levels, with two patients having a reduction in PSA >90% > 30% PSA reductions observed in one or more patients in all previous cohorts starting at 0.64 mg/kg Patients were heavily pretreated, with a median of five prior lines of therapy (including Pluvicto)

The Case for ARX517 in mCRPC PSMA is highly expressed (89%) in metastatic castration resistant prostate cancer (mCRPC), as well as neovasculature of various solid tumors PSMA is a clinically validated target and an established market for mCRPC Pluvicto has validated the PMSA as an effective prostate cancer target Widespread adoption and clinical application of Pluvicto may be challenging due to the limitations on utilization caused by the radioligand1 Because it is an infused product, and not a radioligand, we believe an opportunity exists for ARX517 Referrals to radiation oncology / nuclear medicine may create burdens to patients due to the lower number of radiation oncology / nuclear medicine practitioners Medical oncologists would likely prefer to exhaust effective treatments that they can prescribe prior to referral to radiation oncology 1 September 2022 market research

Appendix

ARX788 – A Novel Anti-HER2 Antibody–Drug Conjugate (ADC) Binding domain Site specific conjugation Light Chain Heavy Chain ARX788 ARX788 is novel ADC comprised of an anti-HER2 mAb and a potent tubulin inhibitor payload AS269 that is site-specifically conjugated to the antibody via a synthetic amino acid (SAA) Fully humanized anti-HER2 mAb incorporated a SAA at the optimized location on each of the two heavy chains to enable precision conjugation  DAR=2: Contains two (2) drug-linkers (AS269, a tubulin polymerization inhibitor) per mAb  Highly stable, site specific & homogenous conjugation ("strong anchor") Highly stable linkage using a highly specific and stable oxime chemistry Increased drug delivery efficiency & specificity, reducing drug usage Minimize off-target toxicity: extremely low payload concentration in blood circulation, leading to low systemic toxicity

ACE-Breast-01 (China) and ACE-PanTumor-01(US/AU)

ACE-Breast-01

- 69 patients were enrolled in China, ORR was 65.5%, the DCR was 100% and the median progression-free survival was 17.02 months.
- ARX788 was well tolerated with most adverse events being grade 1 or 2 and were manageable, low systemic toxicity was observed, no DLT or drug-related deaths occurred
- ARX788 has robust anti-tumor activity, generally good tolerance, circulating stability and unique pharmacokinetic profile in HER2-positive metastatic breast cancer patients who had progressed on prior anti-HER2 therapies.*

ACE-Pan Tumor-01

- ACE-Pan tumor-01 (US/AU) demonstrated comparable clinical response to ACE-Breast-01 with ORR at 67% and DCR 100% at 1.5mg/kg (N=3)

Confirmed ORR with ARX788 in patients whose disease is resistant or refractory to prior HER2 treatment (trastuzumab, ADCs, TKIs, and bispecific antibodies)*

Prior anti-HER2 therapy*	Confirmed ORR
Trastuzumab containing regimens*	19/29 (66%)
HER2 ADCs (T-DM1, DX126-262, A166, BAT8001, and HS630) regimens**	4/5 (80%)
HER2 TKIs (lapatinib, pyrotinib, neratinib, AST-1306, and Hemay-022) regimens	15/23 (65%)
Both HER2 ADC and HER2 TKI regimens	3/4 (75%)
Bispecific antibodies (KN026 and M802) containing regimens	3/4 (75%)

* All patients at 1.5 mg/kg Q3W received prior trastuzumab-containing regimens ** One patient who received prior pertuzumab also achieved confirmed PR.


(1.5 mg/kg)
20%
0%
-20%
-40%
-60%
-80%
-100%
Change from baseline (%)
0
200
400
600
800
Study Day
Best Response
PR
SD

*ACE-Breast-01 conducted in China by Ambrx's partner, NovoCodex Biologics
Presented: San Antonio Breast Cancer Conference 2022
Published: Clinical Cancer Research (2022) 28 (19): 4212–4221 (Zhang, et. al.) https://doi.org/10.1158/1078-0432.CCR-22-0456

Data cut-off: June 30, 2021

AMBRX

14 | © 2023 Ambrx Biopharma Inc. All rights reserved.

ARX788 (All Treated Population) Number of patients (%)  ACE-Breast-01 (N=69) ACE-Pan-Tumor-01 (N=67) ACE-Gastric-01 (N=30) All AEs (regardless of causality) 69 (100%) 61 (91.0%) 29 (96.7%) Drug-related AEs (any grade) 67 (97.1%) 48 (71.6%) 28 (93.3%) All AEs ≥ Grade 3 and Grade 4 AEs 16 (23.2%) 23 (34.3%) 10 (33.3%) Drug-related Grade 3  and Grade 4 AEs 8 (11.6%) 8 (11.9%) 4 (13.3%) All SAEs 8 (11.6%) 17 (25.4%) 7 (23.3%) Drug-related SAEs  2 (2.9%) 5 (7.5%) 2 (6.7%) Drug-related AEs leading to discontinuation  3 (4.3%) 6 (9.0%) 2 (6.7%) Drug-related Deaths 0 0 0 Summary of ARX788 Safety Data (All Cohorts) Data cut-off: Dec-14-2021 for ACE-Breast-01 (China), Dec-14-2021 for ACE-Gastric-01 (China), Dec-13-2021 for ACE-Pan-Tumor-01 (US/AUS)

Key Takeaways ARX788 provided clinical benefit to patients previously treated with T-DM1 who had disease progression 4/7 patients also previously received HER2 TKI treatment Confirmed objective response rate (ORR) was 57.1% (4/7 pts) and an unconfirmed ORR of 71.4% (5/7 pts) Disease control rate (DCR) was 100% (7/7 pts) Treatment with ARX788 remains ongoing with the median time of ARX788 therapy of 7.2 months ARX788 was well-tolerated, and AEs were manageable https://s27.q4cdn.com/912984828/files/doc_presentations/2022/12/_2022-SABCS-ACE-Breast-03_Ambrx.pdf ACE-Breast-03: ARX788 Provided a Clinical Benefit to Patient Previously Treated with Kadcyla (T-DM1) San Antonio Breast Cancer Conference, 2022

Data from ACE-Breast-01 Demonstrates that ARX788 Has Competitive Activity in the HER2 ADC Landscape FOR ILLUSTRAVE PURPOSES ONLY – Not a head-to-head analysis *ACE-Breast-01 conducted in China by Ambrx’s partner, NovoCodex Biologics **SeaGen acquired rights for RC48 for $200M as well as $2.4B in milestones HER2 ADCs in Breast Cancer Efficacy Landscape Kadcyla (TDM1) Enhertu (T-DXd) Enhertu (T-DXd) ARX788 RC48** SYD985 Pop 2L 2L 3L Median 5L Median 4L 3L ORR 35.0% 78.5% 69.7% 65.5% 41% 27.8% DOR 23.8m 36.6m 19.6m 14.4m - PFS 6.8m 28.8m 17.8m 17.0m 6m 7m Source DB03 DB03 DB04 ACE-Breast-01* Zhang Wang Saura ARX788 has demonstrated robust ORR

ARX788 Potential Mechanisms to Overcome Enhertu Resistance Cytotoxicity of ARX788 has a different MOA than Kadcyla (DM1) or Enhertu (DXd) ARX788 potentially maximizes the delivery and efficiency of the cytotoxic payload (AS269) into HER2-expressing tumor cells  ARX788 potentially overcomes payload resistance caused by the upregulation of efflux transporters in tumor cells Ambrx’s proprietary technology enables site specific conjugation, high homogeneity, and superior stability to potentially maximize drug efficacy and minimize off target toxicity ARX788’s payload, AS269, is a potent tubulin inhibitor, while Enhertu uses a DNA-targeting toxic agent (TOPOi) The payload of ARX788, AS269, potentially deters multiple drug resistance (MDR)

ARX517 is the only ADC targeting PSMA in prostate cancer Binding domain Site specific conjugation Light Chain Heavy Chain ARX517 Potential to Become First-in-Class & Best-in-Class PSMA-ADC Fully humanized anti-PSMA monoclonal antibody (mAb) produced in CHO cells with site-specific incorporation of a SAA for conjugation  Contains two (2) drug-linkers (AS269, a tubulin polymerization inhibitor) per mAb, a DAR 2 ADC Highly stable linkage – site-specific conjugation with via oxime chemistry https://clinicaltrials.gov/ct2/show/NCT04662580?term=arx517&draw=2&rank=1